UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2018 (August 23, 2018)

CHANTICLEER HOLDINGS, INC.

 (Exact name of registrant as specified in its charter)

Delaware	001-35570	20-2932652
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7621 Little Avenue, Suite 414

Charlotte, North Carolina 28226

(Address of principal executive offices)

Registrant’s telephone number, including area code: (704) 366-5122

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On August 23, 2018, Chanticleer Holdings, Inc., a Delaware corporation (the “Company”), held its Annual Meeting of Stockholders (the “Annual Meeting”).

A total of 1,901,146 shares of the Company’s common stock were present or represented by proxy at the Annual Meeting to consider and vote on the matters listed below. This represented approximately 51.4% of the Company’s shares of common stock that were outstanding and entitled to vote at the Annual Meeting. The proposals set forth below, each of which is described in more detail in the Company’s 2018 definitive proxy statement filed with the SEC on July 13, 2017, were submitted to a vote of the stockholders and approved at the Annual Meeting.

Proposal 1 – To elect the seven directors

The Company’s stockholders elected the following seven directors, based on the following final voting results:

	For	Against

Michael D. Pruitt	1,844,443	56,703
Neil C. Kiefer	1,870,942	30,204
Keith J. Johnson	1,828,059	73,087
J. Eric Wagoner	1,871,592	29,554
Larry S. Spitcaufsky	1,889,142	12,004
David P. Osborn	1,870,692	30,454
Russell J. Page	1,810,511	90,635

Proposal 2 – To approve, on an advisory basis, the compensation of our Named Executive Officers (as defined in the Proxy Statement)

The Company’s stockholders approved, on an advisory basis, the compensation of our Named Executive Officers (as defined in the Proxy Statement), based on the following final voting results:

For	Against	Abstain
1,825,022	31,152	44,972

Proposal 3 – To ratify the appointment of Cherry Bekaert LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018

The Company’s stockholders ratified the appointment of Cherry Bekaert LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018, based on the following final voting results:

For	Against	Abstain	Broker Non-Votes
1,926,770	4,540	3,335	33,499

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Chanticleer Holdings, Inc., a Delaware corporation (Registrant)

Date: August 23, 2018	By:	/s/ Michael D. Pruitt
	Name:	Michael D. Pruitt
	Title:	Chief Executive Officer